Exhibit 10.16

REPAYMENT AGREEMENT

This Repayment Agreement (the “Agreement”) is dated November 9, 2010 (“Execution Date”) is made and entered into by and among by and among FusionStorm, John Varel (“Varel”),Tim Tonges (“Tonges”), Michael Dragoni (“Dragoni”), Randy Barber (“Barber”), Charles King (“King”), and Brad Thompson (“Thompson”) (collectively “Defendants”) and PC Specialists, Inc. dba Technology Integration Group (“TIG”) related to the civil action entitled PC Specialists, Inc. dba Technology Integration Group vs. FusionStorm, et. al. Case No. CGC-Q7-464358 (the “Action”), The Defendants and TIG are the “Parties”.

RECITALS OF CONSIDERATION

WHEREAS, the Parties entered into a Settlement Agreement and Release dated August 17, 2010 (the “Settlement”) settling all matters then existing among the Parties;

WHEREAS, the Parties wish to enter into different payment terms than described in the Settlement;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein, and for good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, it is agreed as follows:

AGREEMENT

1. Amounts Due. As of November 9, 2010, FusionStorm owes TIG $9,511,442.31 (“Outstanding Balance”). FusionStorm recognizes that it will not be able to make full and final payment of the Outstanding Balance on November 9th and therefore, under the terms of the Settlement, it owes TIG a default fee in the amount of $500,000 (“Default Fee”). The Parties agree that the Default Fee shall be reduced to $300,000 and shall be added to the Outstanding Balance, which shall result in a total amount owed of $9,811,442,31 (the “Amount Owed”). This $200,000 reduction in the Default Fee shall be deemed permanent, provided that FusionStorm meets all of its payment obligations set forth in Section 2, 3, and 4 herein. In the event that FusionStorm fails to meet any of its payments obligations as set forth in Section 2, 3, or 4, FusionStorm agrees that it will pay TIG the remaining $200,000 of the Default Fee, plus interest at a rate of 10% per annum, on or before the first business day of July 2012.

2. Payment Terms. Payment of the Amount Owed shall be as follows:

(a) Initial Cash Payment. FusionStorm shall pay a lump sum cash payment of $4,334,935.25 to be paid on the Execution Date by wire transfer (the “Initial Payment”);

(b) Accounts Receivable. FusionStorm shall grant TIG rights to all remaining Accounts Receivables balance totaling $792,558.25 as listed on the account list (the “A/R”), attached hereto as Exhibit A and incorporated herein by reference. FusionStorm shall wire TIG any available proceeds from collection of the A/R on a daily basis. On the first business day of every month, along with the interest check detailed in Section 3 (a) below, FusionStorm shall provide a reconciliation of the A/R accounts including payment dates.

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(c) Promissory Note. On the Execution Date, FusionStorm shall assign the Promissory Note by and between Jeskell Incorporated and P. Douglas Gerstmyer, Carson A, Soule, and William M. Gleich (the “Note”) totaling $1,500,000 to TIG. The Note is attached hereto as Exhibit B and incorporated herein by reference. All payments under the Note shall be made directly to TIG.

(d) Remaining Balance. FusionStorm shall pay the remaining balance totaling $3,183,948.81 (“Remaining Balance”), to TIG as follows: (i) for the six (6) months after the Execution Date, $100,000 to be paid on the first business day of every month beginning January 3, 2011; (ii) beginning the seventh (7th) month after the Execution Date, and for a total of twelve (12) payments of $200,000, to be paid on the first business day of every month and (iii) the final payment of $183,948.81 to be paid on the first business day of July 2012.

3. Interest. All payments in Section 2 above, other than the Initial Payment, are subject to 10% interest per annum as follows:

(a) The A/R. Interest will be calculated on the average daily remaining A/R and paid monthly on the first business day of each month by wire transfer.

(b) Promissory Note. Interest will be calculated on the daily average outstanding balance of the Note and paid quarterly in accordance with the payment schedule detailed in the Note by wire transfer.

(c) Remaining Balance. Interest will be calculated on the daily average Remaining Balance and paid monthly on the first business day of each month until paid in full.

4. Guaranties. FusionStorm makes the following guaranties related to the Amount Due:

(a) The A/R. If any of the A/R remains unpaid after 180 days from the due date (“Overdue Accounts”), FusionStorm will pay the amount to TIG in cash for each dollar by wire transfer on the first business day of the following month. The rights to the A/R for any Overdue Account will be void upon payment by FusionStorm to TIG.

(b) Promissory Note. FusionStorm is responsible for any late or missed payments under the Note if such missed or late payment is more than ten (10) days late under the Note. In Such event, FusionStorm shall pay the amount in default within three (3) business days. In no event shall this clause accelerate all of the payment obligations under the Note.

5. Pre-Payment. There is no penalty for early payment.

6. Default. FusionStorm acknowledges and agrees that all remaining payments must be timely. If FusionStorm to make any payment as required in this Agreement that has not been excused by TIG in writing, then FusionStorm will be in Default. If FusionStorm is in Default, FusionStorm agrees to pay a fee to TIG in the amount of $300,000, in two installment payments. FusionStorm will pay one installment of $150,000 on the first business day in August 2012, and a second installment of $150,000 on the first business day in September 2012. This fee shall be in addition to FusionStorm’s payment of the remaining Default Fee, as set forth in Section 1.

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7. Reservation of Rights. TIG reserves all of its rights and remedies available to it under this Agreement and the Settlement until all repayments have been made including, but not limited to, executing on the Stipulated Judgment.

8. Payment Delivery. Payments made pursuant to this Agreement will be made via wire transfer to the following account for the benefit of TIG unless otherwise agreed in writing with TIG:

Account Name:	PC Specialists, Inc. DBA Technology Integration Group
Account No:	6010017341
ABA Routing No:	122000496
Contact:	Regina Syktich, TIG Controller
Telephone:	858-566-1900 x3550

9. Collateral Agreements. There are no collateral agreements to this Agreement other than the Settlement. Other than the repayment plan described herein, all terms and conditions of the Settlement shall remain in full force and effect, including but not limited to Defendant’s agreement to preserve assets until all repayments have been made.

10. Successors and Assigns. The rights, duties and obligations set forth in this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Parties.

11. Representations and Warranties. Each Party represents and warrants that it has full power and authority to enter into and perform its obligations under this Agreement in accordance with its terms, and that its signatory has full power and authority to execute this Agreement on behalf of the Party.

12. Attorney’s Fees. The Parties understand and agree that each Party shall bear its own costs and attorneys fees incurred in connection with the negotiation and preparation of this Agreement. In the event of any legal action for breach or to enforce the terms of this Agreement, the losing party shall reimburse the prevailing party for all reasonable legal fees, costs and expenses that the prevailing party incurred in enforcing rights in connection therewith.

13. Amendment; Interpretation. No provision of this Agreement may be modified or amended, except by a written agreement signed by each Party affected by the modification or amendment. No waiver of any provision nor consent to any exception to the terms of this Agreement will be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided. This Agreement is not effective unless and until executed by Parties to the Agreement.

14. Governing Law. This Agreement shall be governed by and construed in accord with the law of the State of California without regard to choice of law principles. Any disputes arising under this Agreement shall be filed in the Superior Court of the State of California, in and for the County of San Francisco.

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15. Severability. If any provision of this Agreement, or its application to and person, place, or circumstance, is held by an arbitrator or a court of competent jurisdiction to be invalid, unenforceable, or void, such provision shall be enforced to the greatest extent permitted by law, and the remainder of this Agreement and such provision as applied to other persons, places, and circumstances shall remain in full force and effect.

16. Drafter of Agreement. None of the Parties to this Agreement shall be considered to be its drafter for the purpose of any statute, case law of rule of interpretation or construction that would or might cause any provision to be construed against the drafter. No uncertainty or ambiguity shall be interpreted in favor of one Party or against another Party.

17. Notices. Unless another person is designated, in writing, for receipt of notices hereunder, notices to the respective Parties shall be sent to the following persons:

For FusionStorm:

Amy Morrissey, Esq.

FusionStorm

124 Grove Street, Suite 311

Franklin, MA 02038

Telephone: 858-566-1900 x3500

Fax: 858-790-0027

For TIG:

Thomas Janecek

Technology Integration Group

7810 Trade Street

San Diego, CA 92121

Telephone: 858-566-1900 x3500

Fax: 858-790-0027

For Varel & Tonges:

Catherine Morris Krow

Orrick, Herrington & Sutcliffe LLP

405 Howard Street San Francisco, CA 94105

Telephone: 415-773-5700

Fax: 415-773-5759

For Dragoni, Barber & King:

Ragesh Tangri

Durie Tangri LLP

217 Leidesdorff Street

San Francisco, CA 94111

Telephone: 415-362-6666

Fax: 415-236-6300

For Brad Thompson:

Thomas K. Hockel

Kelly, Hockel & Klein P.C.

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1 Sansome Street, Suite 1800

San Francisco, CA 94104

Telephone: 415-951-0535

Fax: 415-391-7808

18. Counterparts. This Agreement may be executed in counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by PDF of facsimile signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

PC Specialists, Inc.

dba Technology Integration Group

FusionStorm

Daniel Serpico, President
Dated:

John Varel

10/10/10
Dated:

Tim Tonges

11/9/10
Dated:

Brad Thompson

Dated: 11/12/10

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Michael Dragoni 11/9/10

Randy Barber Dated: 11/12/10

/s/ Charles King
Charles King
Dated: 11/12/10

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